Exhibit 10.3

3427-05

United Air Lines, Inc.

PO Box 60100

Chicago, IL 60666-0100

Subject:	Special Terms - Seats and In-flight Entertainment

Reference:	Purchase Agreement No. 3427 (Purchase Agreement) between The Boeing Company (Boeing) and United Air Lines, Inc. (Customer) relating to Model 787 aircraft (Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All capitalized terms used but not defined in this Letter Agreement shall have the same meaning as defined in the Purchase Agreement.

1. Definitions.

1.1 “Covered Seats” shall mean those seats which are not otherwise identified in Exhibit A to the Purchase Agreement as Buyer Furnished Equipment.

1.2 “In-flight Entertainment (IFE) System” shall mean the IFE identified in the Detail Specification of the Aircraft, inclusive of the IFE software which is required to test and certify the IFE system on the Aircraft, but exclusive of IFE Customer Software.

1.3 “IFE Customer Software” shall mean any software which is obtained by the Customer from a source other than Boeing for installation in the IFE System.

2. Applicability of Supplemental Exhibit CS1 to the Purchase Agreement.

2.1 Boeing did not enter into product support agreements with the suppliers of the Covered Seats and the IFE System. Customer is responsible to enter into such product support agreements directly with the suppliers of such Covered Seats and IFE System and such provisions will apply in lieu of the provisions of Supplemental Exhibit CS1 to the Purchase Agreement.

2.2 Boeing will incorporate the Covered Seats and IFE System line maintenance information, received from the suppliers of such Covered Seats and IFE System, into Customer’s customized Materials prior to delivery of each Aircraft reflecting the configuration of that Aircraft as delivered. Upon Customer’s request, Boeing may provide update service after delivery to such information subject to the terms of the Purchase Agreement, Supplemental Exhibit CS1 (787 Customer Support Document), Part 2, Article 2.3 relating to Additional Services.

P.A. No. 3427
Special Terms - Seats and In-flight Entertainment	Rev: 02/09/09
BOEING / UNITED PROPRIETARY

United Air Lines, Inc.

3427-05

3. Applicability of the Provisions of Exhibit C to the AGTA.

In lieu of the provisions of Part 4 of Exhibit C to the AGTA, the following warranty and patent and copyright indemnities will apply to Covered Seats and the IFE System:

“Boeing will obtain warranties and indemnities against patent and copyright infringement enforceable by Customer from the suppliers of the Covered Seats and IFE System installed on the Aircraft at the time of delivery. If requested by Customer, Boeing will provide copies of such warranties and indemnities to Customer upon request.”

4. IFE Customer Software.

Customer is responsible for and assumes all liability with respect to IFE Customer Software.

Very truly yours,

THE BOEING COMPANY

By	/s/ Nobuko Wiles

Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:	February 19, 2010

UNITED AIR LINES, INC.

By	/s/ Kathryn A. Mikells

Its	Executive Vice President and Chief Financial Officer

P.A. No. 3427

Special Terms - Seats and In-flight Entertainment

BOEING / UNITED PROPRIETARY